EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-59171, 33-58511, 33-33496, and 33-30648 of Tektronix, Inc. on
Form S-8 and Registration Statement Nos. 33-58635, 33-58513, 33-18658, and 33-59648 of Tektronix, Inc. on Form S-3 of our report dated June 19, 1996, incorporated by reference in this Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 25, 1996.



DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
August 21, 1996